UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2024

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Binding Term Sheet

On September 30, 2024, Super League Enterprise, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Infinite Reality, Inc. (“Infinite Reality”), whereby, subject to the satisfaction of certain conditions as more specifically set forth in the Term Sheet (including receipt of the approval of the Company’s stockholders), and the entry into definitive documentation, the Company will:

(i)
acquire from Infinite Reality, (a) a perpetual, royalty free license to name and to create and host events for Drone Racing League, Inc., (b) to be determined esports assets and all related intellectual property, (c) cash in the amount of up to $20 million to come from divestiture of certain assets to be determined and/or other sources of capital, (d) TalentX and all related intellectual property, (e) Fearless Media and all related intellectual property, and (f) Thunder Studios and all related intellectual property (each an “Asset” and, collectively, the “Purchased Assets”)(the “Asset Acquisition”), in exchange the Company issuing that number of shares of a to-be designated class of its preferred stock equal in priority to existing Series A, AA and AAA preferred shares (the “Consideration Shares”), which Consideration Shares will be convertible into 75% of the then issued and outstanding shares of Super League’s common stock, par value $0.001 per share (“Common Stock”), calculated at the time of the consummation of the Asset Acquisition;

(ii)
issue to Infinite Reality 2,499,090 shares of the Company’s Common Stock, in exchange for 139,592 shares of Infinite Reality’s common stock (the “Share Exchange”), pursuant to an Equity Exchange Agreement, and to appoint a designee of Infinite Reality to the Company’s Board of Directors (the “Board”) upon the consummation of the Share Exchange (the “Closing”); and

(iii)
receive a credit facility in the amount of $30,000,000 from Infinite Reality, to be established in January 2025 (the “Credit Facility”, and the Asset Acquisition, Share Exchange, and Credit Facility are collectively, the “Transaction”).

The Term Sheet contemplates that, subject to the satisfaction of the conditions contained therein (including approval of the Transaction by the Company’s stockholders), upon the consummation of the Transaction, Infinite Reality will beneficially own 84.9% of the issued and outstanding shares of the Company as of the Closing.

Entry into Equity Exchange Agreement

On September 30, 2024, in connection with the Term Sheet and the Share Exchange, the Company entered into an Equity Exchange Agreement with Infinite Reality (the “Exchange Agreement”), pursuant to which the Company agreed, subject to the receipt of the approval of the Company’s stockholders and other customary closing conditions, to issue 2,499,090 shares of Common Stock (the “Exchange Shares”) in exchange for 139,592 shares of Infinite Reality common stock of equal value, based on the Company’s Common Stock being valued at $1.30 per share. The Exchange Agreement contains representations, warranties, and covenants of the Company and Infinite Reality that are customary for a transaction of this nature.

The Exchange Shares, once exchanged pursuant to the Exchange Agreement, will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Term Sheet and Exchange Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. The Exchange Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Infinite Reality.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, under “Entry into Equity Exchange Agreement,” and is incorporated herein in its entirety.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 30, 2024, the Company appointed Clark Callander to the Company’s Board, to serve until the Company’s next annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Callander, 66, is currently the Co-Founder and Managing Partner of Albany Road Real Estate Partners, LLC, having served in that capacity since 2012.  From 2003 to 2020, he was a Co-Founder and a member of the Executive Committee of GCA Advisors LLC (TSE: 2174).  Prior to his roles at GCA and Albany Road, Clark was a management team member at Robertson Stephens & Company from 1993 to 2002.  While at Robertson Stephens, he started the Private Capital Group, headed European Investment Banking, and was co-head of Global Corporate Finance.  Over the last three decades, Clark has been actively involved as an early-stage/growth investor in over fifty companies.  He has served (or currently serves) as a Director or Advisory Director to Infinite Reality, Sugar Bowl Ski Resort & Development Corp., Bryte Technologies, Inc., ChaSerg Technology Acquisition Corp. (NASD: CTAC), Cargo Chief, H. Barton Asset Management, IDG Ventures Europe.  Mr. Callander earned a Bachelor of Sciences from Stanford University, and an M.B.A. with honors from the Joseph Wharton School.

Mr. Callander was designated by Infinite Reality to serve on the Board pursuant to the Term Sheet. Except as disclosed herein, there are no related party transactions between the Company and Mr. Callander that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with his appointment as a member of the Company’s Board.

Item 8.01	Other Events

On October 1, 2024, the Company issued a press release announcing the Transaction and the entry into the Term Sheet. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

10.1	Binding Term Sheet, dated September 30, 2024, between Super League Enterprise, Inc., and Infinite Reality, Inc.
10.2	Equity Exchange Agreement, dated September 30, 2024, by and between Super League Enterprise, Inc., and Infinite Reality, Inc.
99.1	Press Release dated October 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: October 4, 2024	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer